Exhibit 4.5

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of this 28th day of March, 2007, by and among Idaho General Mines, Inc., an Idaho corporation (the “Company”), and those purchasers that execute and deliver to the Company a counterpart signature page hereto and are listed on Exhibit A (each a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company desires to issue and sell to the Purchasers, severally and not jointly, and the Purchasers desire to acquire from the Company, severally and not jointly, Units (“Units”), at a price of $3.40 per Unit, each Unit being comprised of one share (the “Offered Shares”) of the Company’s common stock (“Common Stock”) and a warrant (the “Warrants”) to purchase one-half of one share of Common Stock (the “Warrant Shares”) on the terms set forth therein, for the consideration specified in Exhibit A (the “Purchase Price”), on the terms and subject to the conditions herein; and

WHEREAS, the Company and the Purchasers desire to set forth certain matters to which they have agreed relating to the Units, the Offered Shares, the Warrants and the Warrant Shares (collectively, the “Securities”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties, intending to be legally bound, agree as follows:

ARTICLE I

ISSUANCE OF SHARES; CLOSING

SECTION 1.1  Purchase and Sale of Securities.  On the terms and subject to the conditions of this Agreement and in reliance upon the representations and warranties of the Company contained herein, each Purchaser agrees to severally purchase from the Company, and the Company agrees to sell to each such Purchaser, on the applicable Closing Date (as hereinafter defined), the aggregate number of Units set forth opposite such Purchaser’s name on Exhibit A, for the aggregate consideration described on Exhibit A.

SECTION 1.2  Closings.  The completion of the purchase and sale of the Units (each, a “Closing”) (a) with respect to all of the Purchasers other than Sprott Asset Management Inc. (“Sprott”) shall occur at the offices of Kirkpatrick & Lockhart Preston Gates Ellis LLP, Seattle, Washington, on March 29, 2007, or at such other location, date and time as may be mutually agreed upon by the Company and the Purchasers purchasing a majority of the Units (other than Sprott) (the “First Closing”) and (b) with respect to Sprott shall occur at the offices of Kirkpatrick & Lockhart Preston Gates Ellis LLP, Seattle, Washington, on April 10, 2007, or at such other location, date and time as may be mutually agreed upon by the Company and Sprott (the “Second Closing”) (each of the First Closing and Second Closing is referred to herein as a “Closing Date”).  The parties hereto acknowledge and agree that transactions consummated at each Closing shall occur entirely within the United States.  At each Closing, each applicable Purchaser shall pay its respective purchase price for the Units set forth opposite such Purchaser’s name on Exhibit A by wire transfer to the account designated by the Company, upon delivery by the Company of the applicable Offered Shares and Warrants.  In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to such Closing.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to each Purchaser as follows:

SECTION 2.1  Organization and Standing.  Each of the Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted (and, to the extent described therein, as described in the SEC Reports (as defined in Section 2.5)).  Each of the Company and each of its subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of its businesses makes such qualification necessary, except where any failure to so qualify or be in good standing, individually or in the aggregate, would not have a material adverse effect on the business, assets, operations, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or on the Company’s ability to consummate the transactions contemplated by this Agreement (a “Material Adverse Effect”).

SECTION 2.2  Capitalization.  The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock and 10,000,000 shares of preferred stock (“Preferred Stock”).  The number of outstanding shares of Common Stock and Preferred Stock outstanding is accurately set forth in the Draft 10-KSB as of the date therein indicated.  The Company has no stock option, incentive or similar plan other than plans described in the SEC Reports.  All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued, and are fully paid and nonassessable.  The Offered Shares and the Warrants have been duly and validly authorized and when issued, sold and delivered by the Company in accordance with this Agreement shall be validly issued, fully paid and nonassessable.  Except as set forth in this Section 2.2 or the SEC Reports, there are no outstanding options, warrants, conversion rights, subscription rights, preemptive rights, rights of first refusal or other rights or agreements of any nature outstanding to subscribe for or to purchase any shares of Common Stock of the Company or any other securities of the Company of any kind binding on the Company.  The issuance by the Company of the Securities is not subject to any preemptive rights, rights of first refusal or other similar limitation or any other claim, lien, charge, encumbrance or security interest applicable to the assets of the Company.  Except as otherwise required by law, there are no restrictions upon the voting or transfer of any shares of Common Stock pursuant to the Company’s certificate of incorporation or bylaws.  Except as provided herein or the SEC Reports, there are no agreements or other obligations (contingent or otherwise) that may require the Company to repurchase or otherwise acquire any shares of its Common Stock.

SECTION 2.3  Authorization; Enforceability.  The Company has the corporate power and authority to execute, deliver and perform this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance by it of, and the consummation of the transactions contemplated by, this Agreement.  No other corporate proceeding on the part of the Company is necessary, and no consent of any shareholder of the Company is required, for the valid execution and delivery by the Company of this Agreement, and the performance and consummation by the Company of the transactions contemplated by this Agreement to be performed by the Company.  The Company has duly executed and delivered this Agreement.  Assuming the due execution of this Agreement by each of the Purchasers, this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

SECTION 2.4  No Violation; Consents.

(a)        The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby to be performed by the Company do not and will not (i) contravene the applicable provisions of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or any federal or state government or political subdivision thereof and any agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (a “Governmental Authority”) to or by which the Company or any of its subsidiaries or any of its or their respective properties or assets is bound, (ii) violate, result in a breach of or constitute (with due notice or lapse of time or both) a default or give rise to an event of acceleration under any contract, lease, loan or credit agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which it or any of its subsidiaries is bound or to which any of its respective properties or assets is subject, nor result in the creation or imposition of any lien, security interest, charge or encumbrance of any kind upon any of the properties, assets or capital stock of the Company or any of its subsidiaries, or (iii) violate any provision of the organizational and other governing documents of the Company or any of its subsidiaries.

(b)        Subject to the accuracy of the Purchasers’ representations and warranties herein, no consent, approval, authorization or order of, or filing or registration with, any court or Governmental Authority or other person is required to be obtained or made by the Company for the execution, delivery and performance of this Agreement or the consummation of any of the transactions contemplated hereby except for those consents or authorizations previously made or obtained and those filings which are required to be made under federal or state securities laws that, pursuant to such laws, may be made after the date hereof.

SECTION 2.5  SEC Reports; Financial Condition; No Adverse Changes.  (a)  The audited financial statements of the Company and the related notes thereto as of December 31, 2006 contained in the SEC Reports (the “Financial Statements”) present fairly the financial position, results of operations and cash flows of the Company at such date and for the periods set forth therein.  The Financial Statements, including the related schedules and notes thereto, have been prepared in accordance with generally accepted accounting principles in the United States as in effect on the date of filing of such documents with the SEC, applied on a consistent basis unless otherwise expressly stated therein except for changes concurred in by the Company’s independent public auditors.  Except as disclosed in (i) the draft of the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006, dated March 27, 2007, which was offered to Citadel Equity Fund Ltd. for its review, subject to first signing a non-disclosure agreement (NDA)  (the “Draft 10-KSB”); but Citadel Equity Fund Ltd. has declined to receive and review the Draft 10-KSB and has not entered into an NDA, and (ii) the Current Reports on Form 8-K filed by the Company with the Securities and Exchange Commission (“SEC”) since December 31, 2006 (collectively, the documents in (i) and (ii) above are referred to as the “SEC Reports”), during the period from December 31, 2006 to and including the date hereof, there has been no sale, transfer or other disposition by the Company of any material part of the business, property or securities of the Company (other than the grant of options and warrants and shares of Common Stock issued upon the exercise of outstanding options and warrants) and no purchase or other acquisition of any business, property or securities by the Company material in relation to the financial condition of the Company.

(b)        Since December 31, 2006, except as set forth in the SEC Reports, there has been no development or event known to the Company or any of its subsidiaries, or any action of any Governmental Authority known to the Company, that has had or could reasonably be expected to have a Material Adverse Effect.

SECTION 2.6  Securities Laws.  All notices, filings, registrations, or qualifications under state securities or “blue sky” laws, which are required in connection with the offer, issuance, sale and delivery of the Securities pursuant to this Agreement, have been, or will be, completed by the Company.

SECTION 2.7  No Default.  The Company is not, and, immediately after the consummation of the transactions contemplated hereby to be performed by the Company, the Company will not be, in default of (whether upon the passage of time, the giving of notice or both), any term of its charter document or its bylaws or any provision of any security issued by the Company, or of any agreement, instrument or other undertaking to which the Company is a party or by which it or any of its properties or assets is bound, or the applicable provisions of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or Governmental Authority to or by which the Company or any of its properties or assets is bound, which default, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 2.8  Intellectual Property.  The Company and its subsidiaries have all licenses, copyrights and trademarks that are needed to conduct the business of the Company and its subsidiaries as it is now being conducted (the “Intellectual Property Rights”).  To the Company’s knowledge, the Intellectual Property Rights that the Company (and/or its subsidiaries) owns are valid and enforceable.  To the Company’s knowledge, the use of such Intellectual Property Rights by the Company (and/or its subsidiaries) does not infringe upon or conflict with any right of any third party, and, except as disclosed in the SEC Reports, neither the Company nor any of its subsidiaries has received notice, written or otherwise, of any such infringement or conflict other than with respect to alleged infringements or conflicts that, individually or in the aggregate, if determined adversely to the Company would not have a Material Adverse Effect.  The Company has no knowledge of any infringement of its Intellectual Property Rights by any third party.

SECTION 2.9  No Litigation.  Except as disclosed in the SEC Reports, no litigation, proceeding, other action or claim (including those for unpaid taxes), or environmental proceeding against the Company or any of its subsidiaries is pending, or, to the Company’s knowledge, threatened or contemplated, that, if determined adversely, would have a Material Adverse Effect on the Company.

SECTION 2.10  Permits.  The Company and each of its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), and there is no action pending or, to the knowledge of the Company, threatened, regarding suspension or cancellation of any of the Company Permits except for such Company Permits the failure to possess which, or the cancellation or suspension of which, would not, individually or in the aggregate, have a Material Adverse Effect.  To the knowledge of the Company, neither the Company nor any of its subsidiaries is in material conflict with, or in material default or material violation of, any of the Company Permits.

SECTION 2.11  Subsidiaries.  As of the date hereof, the Company has no subsidiaries other than those set forth in the SEC Reports or those that conduct no active business.

SECTION 2.12  Related Party Transactions.  Except as disclosed in the SEC Reports and for such transactions for which disclosure pursuant to Regulation S-B would not be required in an SEC Report, none of the officers, directors, employees or 5% or greater shareholders of the Company is presently a party to any transaction with the Company or any of its subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or the advances of money or otherwise requiring payments to or from any such officer, director, employee or shareholder or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, employee or shareholder has a substantial interest or is an officer, director, trustee or partner.

SECTION 2.13  Disclosure.  The representations and warranties of the Company in this Agreement and the statements contained in the SEC Reports (at the time provided to the Purchaser in the case of the Draft 10-KSB, and at the time filed with the SEC in the case of the SEC Reports described in Section 2.5(a)(ii), except as modified by subsequent reports filed by the Company with the SEC) and the schedules, certificates and exhibits furnished to the Purchasers by or on behalf of the Company in connection herewith did not and do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which such statements were made.  The SEC Reports contain all material information concerning the Company required to be set forth therein, and no event or circumstance has occurred or exists since December 31, 2006, that would require the Company to disclose such event or circumstance in order to make the statements in the SEC Reports not materially misleading as of the date of the Closing that has not been so disclosed except for disclosure of the transactions contemplated hereby.  Without limiting the foregoing, each Purchaser acknowledges that the Draft 10-KSB is a draft of the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006, and that the actual Form 10-KSB that the Company files with the SEC may contain certain updates and revisions.  The Company hereby acknowledges that each Purchaser is and will be relying on the SEC Reports and the Company’s representations, warranties and covenants contained herein in making an investment decision with respect to the Securities.

SECTION 2.14  Securities Compliance.  The Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and listed on AMEX.  The Company is in material compliance with all AMEX requirements, and the Company has not been contacted by AMEX, either orally or in writing, concerning any violations or any potential removal of the Common Stock from AMEX.

SECTION 2.15  Environmental Matters.  The Company and each of its subsidiaries is in compliance in all material respects with all applicable state and federal environmental laws, and the Company is not aware of any event or condition that has occurred that is reasonably likely to interfere in any material respect with the compliance by the Company or any of its subsidiaries with any environmental law or that may give rise to any liability under any environmental law that, individually or in the aggregate, would have a Material Adverse Effect.

SECTION 2.16  Tax Returns.  The Company has filed or caused to be filed all Federal tax returns and all material state and local tax returns required to have been filed by it and has paid or caused to be paid all taxes shown to be due and payable by it on such returns or on any assessments received by it, except any such tax, the validity or amount of which is being contested in good faith by appropriate proceedings and as to which the Company has set aside on its books adequate reserves with respect thereto in accordance with generally accepted accounting principles.  Neither the Company nor any of its subsidiaries has received any tax assessment, notice of audit, notice of proposed adjustment or deficiency notice from any taxing authority.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS

Each Purchaser, severally and not jointly, hereby acknowledges, represents, warrants and agrees as follows:

SECTION 3.1  Authorization; Enforceability; No Violations.

(a)        If the Purchaser is not an individual, the Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction, has all requisite power and authority to execute, deliver and perform the terms and provisions of this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and to consummate the transactions contemplated hereby to be performed by it.  If the Purchaser is an individual, he or she has the legal capacity to execute, deliver and perform the terms and provisions of this Agreement.

(b)        If the Purchaser is not an individual, the execution, delivery and performance by such Purchaser of this Agreement and the consummation by such Purchaser of the transactions contemplated hereby to be performed by it do not and will not violate any provision of (i) such Purchaser’s organizational documents, or (ii) any law, statute, rule, regulation, order, writ, injunction, judgment or decree to which such Purchaser is subject.  Such Purchaser has duly executed and delivered this Agreement.  Assuming the due execution hereof by the Company, this Agreement constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

SECTION 3.2  Securities Act Representations; Legends.

(a)        Such Purchaser understands and agrees that:  (i) the offering and sale of the Securities to be issued and sold hereunder is intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”); (ii) the initial offer and sale of the Units issuable hereunder, and any resale of the Offered Shares, Warrants and Warrant Shares, have not been registered under the Securities Act or any other applicable securities laws and such securities may be transferred or otherwise resold in accordance with the provisions of Regulation S under the Securities Act (as applicable), pursuant to an effective registration statement under the Securities Act and any other applicable securities laws or if an exemption from such registration requirements is available; and (iii) the Company is required to register any resale of the Securities under the Securities Act and any other applicable securities laws only to the extent provided in this Agreement.

(b)        Such Purchaser represents that the Securities to be acquired by such Purchaser pursuant to this Agreement are being acquired for its own account and not with a view to, or for sale in connection with, any distribution thereof or in violation of the Securities Act or any other securities laws that may be applicable.  Notwithstanding the foregoing, Purchaser is not agreeing to hold the securities for any period of time and reserves the right to dispose of them at any time, subject to applicable law.

(c)        Such Purchaser represents that such Purchaser is not an affiliate (as such term is defined in Rule 405 under the Securities Act) of the Company. [deleted as appropriate]

(d)        Such Purchaser acknowledges that no oral or written statements or representations have been made to such Purchaser by or on behalf of the Company in connection with the offering and sale of the Securities hereunder other than those set forth in the SEC Reports or as set forth herein, and such Purchaser represents that it is not subscribing for the Securities as a result of, or in response to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting.

(e)        Such Purchaser has been furnished with such materials relating to the business, finances and operations of the Company and the offer and sale of the Securities which have been requested by such Purchaser.  Such Purchaser has had the opportunity to read the SEC

Reports and has been afforded the opportunity to ask questions of the Company and has received satisfactory answers to all questions asked.  Such Purchaser understands that its investment in the Securities is speculative and involves a high degree of risk.  Purchaser acknowledges that it has carefully evaluated the merits and risks of such an investment, including the risk factors set forth in the SEC Reports.

(f)         Such Purchaser hereby covenants with the Company not to make any sale or other transfer of the Securities without complying with the provisions of this Agreement, and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied (except to the extent that such obligation is the obligation of the Company or unless such Purchaser is selling such Securities in a transaction not subject to the prospectus delivery requirements), and such Purchaser acknowledges that the certificates evidencing the Offered Shares, Warrants and Warrant Shares will be imprinted with substantially the following legend that prohibits their transfer except in accordance therewith:  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF (I) SUCH REGISTRATION OR (II) AN EXEMPTION THEREFROM AND, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED [IN ADDITION, FOR REGULATION S PURCHASERS: OR (III) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT].  [IN ADDITION, FOR REGULATION S PURCHASERS: HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.  FOR WARRANTS:  THE SECURITIES TO BE ISSUED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE 1933 ACT AND MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON UNLESS REGISTERED UNDER THE 1933 ACT OR AN EXEMPTION FROM SUCH REGISTRATION INS AVAILABLE.]  Such Purchaser acknowledges and agrees that the Securities are only transferable on the books of the Company in accordance with, and that the Company will refuse to register any transfer of the Securities not made in accordance with, the restrictions set forth in the foregoing legend.  Such Purchaser further covenants to notify the Company promptly of the sale of all of its Securities.  The foregoing legend will be removed from the certificates representing any Offered Shares or Warrant Shares, at the request of the holder thereof, at such time as they become the subject of an effective resale registration statement; provided, that such holder consents to the entry by the Company of stop transfer instructions with the Company’s transfer agent during any period under which a Suspension Notice (as defined in Section 4.5) shall be in effect.

(g)        Such Purchaser (i) is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act or (ii) is not a U.S. person as defined in Regulation S under the Securities Act and is not acquiring the Securities for the account or benefit of any U.S. person.

(h)        Such Purchaser, either alone or with the assistance of his/her professional advisors, is a sophisticated investor, is able to fend for itself in the transactions contemplated by this Agreement, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision and understands and has fully considered for purposes of this investment the risk of loss of all monies invested herein.

(i)         Such Purchaser (i) understands that there is presently no active public market for the Securities and that an active and liquid trading market may not develop, which may have a material adverse impact on the price of the Securities and such Purchaser’s ability to dispose of the Securities in a timely manner or at all, and (ii) is able (A) to bear the economic risk of his or her investment, (B) to hold the Securities for an indefinite period of time and (C) to afford a complete loss of this investment.

(j)         Such Purchaser has adequate means of providing for its current needs and possible personal contingencies, and has no need for liquidity in this investment. Such Purchaser’s overall commitment to investments which are illiquid or not readily marketable is not disproportionate to its net worth, and investment in the Securities will not cause such overall commitment to become excessive.

(k)        Such Purchaser has been solely responsible for its own due diligence investigation of the Company and its business, and its analysis of the merits and risks of the investment made pursuant to this Agreement, and is not relying on anyone else’s analysis or investigation of the Company, its business or the merits and risks of the Securities other than professionals employed specifically by the Purchaser to assist the Purchaser.  In taking any action or performing any role relative to the arranging of the investments being made pursuant to this Agreement, such Purchaser has acted solely in its own interest and not in that of any other Purchasers, and none of the other Purchasers (or any of their respective employees or agents) has acted as an agent or fiduciary for such Purchaser.

SECTION 3.3  Investment Decision by Purchaser.  Such Purchaser understands that nothing in this Agreement or any other materials presented to such Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice.  Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

ARTICLE IV

REGISTRATION RIGHTS

SECTION 4.1  Registration of Shares.  As soon as reasonably practicable after the date of execution of this Agreement by the Company, but in any event no later than forty-five days after the First Closing Date (the “Filing Date”), the Company will prepare, and file with the SEC a registration statement on Form S-3 (or such other form as may be available to the Company to effect the registration hereby, such registration statement and the prospectus included therein being referred to as the “S-3”) for resale of the Offered Shares and the Warrant Shares (the “Registrable Securities”).  Purchaser acknowledges and agrees that the Company may include in the S-3 securities to be sold on behalf of other parties.  Concurrently with Purchaser’s execution of this Agreement, Purchaser agrees to submit to the Company the Shareholder Information Request attached as Exhibit B for the Company’s use in completing the S-3.

SECTION 4.2  Company Obligations.  In connection with the S-3, the Company shall:

(a)                   prepare and file with the SEC such amendments and supplements to the S-3 and the prospectus used in connection with such S-3 as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the Registrable Securities;

(b)                  furnish such number of the S-3 and prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as the Purchaser may from time to time reasonably request;

(c)                   furnish to each Purchaser copies of any comments that the SEC provides in writing to the Company pertaining to the S-3, and any responses thereto from the Company to the SEC, in each case that pertain to such Purchaser as a selling shareholder or to the “Plan of Distribution” section, but not information which the Corporation believes would constitute material and non-public information;

(d)                promptly provide notice to the Purchasers when the S-3 or any post-effective amendment thereto the same has become effective;

(e)                   use its commercially reasonable efforts to qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as the Purchaser reasonably requests;

(f)                     use its commercially reasonable efforts to cause all such Registrable Securities to be initially listed on The American Stock Exchange or any other applicable securities exchange or quoted on each inter-dealer quotation system on which the Company’s common stock is then listed or quoted; and

(g)                  pay all expenses incurred in connection with such registration, including but not limited to, registration and filing fees with the SEC, fees and expenses of compliance with securities or blue sky laws and fees and expenses incurred in connection with the listing or quotation of the Registrable Securities.

SECTION 4.3  Registration Statement Effectiveness.

(a)        The Company shall use commercially reasonable efforts to have the S-3 declared effective under the Securities Act as promptly as practicable after filing thereof with the SEC, but in no event later than (i) 45 days after the Filing Date in the event that the SEC has notified the Company that it will not review the S-3 or (ii) 150 days after the Filing Date in the event that the SEC has notified the Company that it will review the S-3 (the date under either (i) or (ii) is referred to as the “Effective Date”).  The Company shall use commercially reasonable efforts to cause the S-3 to continue to be effective until the earlier to occur of (A) the second anniversary of the First Closing Date and (B) the date that all holders of Registrable Securities have either disposed of or have the ability to dispose of all their Registrable Securities within a single three month period pursuant to Rule 144 of the Securities Act (“S-3 Effective Period”), and, during such period, to cause the S-3 and the prospectus contained therein to be updated as reasonably deemed necessary by the Company to enable the Purchaser to resell the Registrable Securities.

(b)        If at any time during the S-3 Effective Period there is not an effective registration statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to each Purchaser a written notice of such determination and, if within five business days after the date of such notice, any such Purchaser shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Purchaser requests to be registered; provided, however, that, the Company shall not be required to register any Registrable Securities pursuant to this Section 4.3 that are eligible for resale pursuant to Rule 144(k) promulgated under the Securities Act or that are the subject of a then effective registration statement; provided further, that it shall be a condition to the inclusion of such Registrable Securities on such registration statement that such Purchaser agrees to the same terms and conditions regarding method of sale applicable to the securities otherwise being sold through such registration.

(c)        Promptly upon any registration statement filed pursuant to this Section 4.3 being declared effective by the SEC, the Company will file a related form of final prospectus pursuant to Rule 424(b) promulgated under the Securities Act.

(d)        Each Purchaser agrees to indemnify the Company, its officers and directors, each underwriter and selling broker, if any, and each person, if any, who controls the Company, against liability (including liability under the Securities Act and the 1934 Act) arising by reason of any statement contained in the S-3, that Purchaser provided to the Company in writing explicitly for use in the S-3, being false or misleading or omitting to state a material fact necessary to be stated in order that the statements made in the S-3, in the circumstances in which they are made, not be misleading; provided that in no event will the aggregate amount Purchaser is required to pay pursuant to such indemnification obligations exceed the amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.  The Company hereby agrees to indemnify Purchaser (including its officers, directors, parents, affiliates, employees and agents) against liability (including liability under the Securities Act and the 1934 Act) arising by reason of (i) any statement (other than a statement provided by Purchaser as described above) in or incorporated by reference in the S-3 being false or misleading or omitting to state a material fact necessary to be stated in order that the statements made in or incorporated by reference in the S-3, in the circumstances in which they are made, not be misleading, (ii) any violation by the Company of the Securities Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities laws in connection with the S-3, or (iii) any breach of any representation, warranty or covenant made by the Company in this Agreement.

(e)        If a claim for indemnification under this Section 4.3 is unavailable (by reason of public policy or otherwise) or insufficient to hold harmless an indemnified party in respect of any losses referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute (but not in an amount greater than it would pay under Section 4.3(d)) to the amount paid or payable by such indemnified party as a result of such losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, was taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any losses shall be deemed to include, subject to the limitations set forth herein, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for herein was available to such party in accordance with its terms.

(f)         The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 4.3, and are fully informed regarding said provisions.  They further acknowledge that the provisions of this Section 4.3 fairly allocate the risks in light of the ability of the Purchasers to investigate the Company and its business, and the ability of the Company to investigate certain matters regarding the Purchaser, in order to assure that adequate disclosure is made in the S-3 as required by the Securities Act and the Exchange Act.

SECTION 4.4  Liquidated Damages.  If the S-3 is not declared effective by the SEC on or prior to the Effective Date, without regard for the reason therefor, then on each day commencing on the Effective Date until the S-3 is declared effective by the SEC, the Company will pay an amount in cash, as partial liquidated damages and not as a penalty, equal to 1/30th of 1.0% of the aggregate purchase price paid to the Company by Purchaser for the Units purchased hereunder, up to a maximum aggregate amount equal to 10% of the aggregate purchase price paid to the Company for the Units purchased hereunder (for clarification, such aggregate purchase price will not include any amounts paid or to be paid to the Company upon the exercise of the Warrants).  The Company will pay any partial liquidated damages in arrears on a weekly basis on the last business day of each week.  If the Company fails to pay any partial liquidated damages in full within seven days after the date payable, the Company will pay interest thereon at a rate of 10% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Purchaser, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.

SECTION 4.5  Suspension.  Upon receipt of a notice (a “Suspension Notice”) from the Company of the happening of any event that makes any statement made in the S-3 or related prospectus untrue or which requires the making of any changes in such S-3 or prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, Purchaser agrees that it shall forthwith discontinue disposition of shares pursuant to such S-3 until Purchaser’s receipt of the copies of the supplemented or amended prospectus (which the Company shall use commercially reasonable efforts to prepare and distribute promptly) or until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus.  Notwithstanding anything to the contrary in this Agreement, upon the delivery of a Suspension Notice the Company may delay the filing of any required amendment or supplement to the S-3 if: (a) in the good faith and reasonable judgment of the Board of Directors of the Company, disclosure of such amended information could be seriously detrimental to the Company, and the Board of Directors of the Company concludes, as a result, that it is in the best interest of the Company to defer the filing of such amendment or supplement at such time, and (b) the Company furnishes to Purchaser a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it could be seriously detrimental to the Company for such amendment or supplement to be filed at such time and that it is, therefore, in the best interest of the Company to defer the filing of such amendment or supplement to the S-3; provided, however, that (i) the Company shall have the right to defer such filing for a period of not more than 30 days, (ii) the Company shall not defer its obligation in this manner more than two times and (iii) the S-3 Effective Period shall be extended for the amount of time that the S-3 is unavailable due to such a deferral.  The Company shall be permitted to enter stop transfer instructions with the Company’s transfer agent with respect to the Registrable Securities during any period under which a Suspension Notice shall be in effect

SECTION 4.6  Termination of Obligations.  The provisions of this Article IV shall terminate with respect to any particular Registrable Securities when such Registrable Securities shall have been sold or otherwise disposed of in accordance with the intended method of disposition set forth in the S-3.

SECTION 4.7  Current Public Information.  As long as the Purchaser owns any Registrable Securities that are not otherwise eligible for sale as contemplated by Rule 144(k) under the Securities Act, the Company shall use commercially reasonable efforts to file all required reports with the SEC, or otherwise make available “adequate current public information” about itself, within the meaning of Rule 144(c) under the Securities Act, to potentially make available to the Purchaser the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities without registration.  Notwithstanding the foregoing, to the extent that a holder of Registrable Securities may dispose of such Registrable Securities pursuant to the S-3, the Company shall not be liable to any such holder for any breach of the provisions of this Section 4.6.

ARTICLE V

SURVIVAL

SECTION 5.1  Survival.  Notwithstanding any examination made by or on behalf of any party hereto, the knowledge of any party or the acceptance by any party of any certificate or opinion, each representation and warranty contained herein shall survive each Closing and shall be fully effective and enforceable for three years after the First Closing Date, and each covenant contained herein shall survive each Closing and shall be fully effective and enforceable for the periods set forth therein.

ARTICLE VI

MISCELLANEOUS

SECTION 6.1  Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party’s address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (a) delivered by hand, (b) made by telecopy or facsimile transmission, (c) sent by overnight courier, or (d) sent by registered mail, return receipt requested, postage prepaid.

If to a Purchaser:                                                    To such Purchaser’s address set forth on
the signature pages hereto.

If to the Company:                                             Idaho General Mines, Inc.

10 N. Post, Ste. 610

Spokane, WA  99201
Attention:  Chief Executive Officer

Facsimile: (509) 838-0457

With a copy to:                                                             Kirkpatrick & Lockhart Preston Gates Ellis LLP

925 Fourth Avenue

Suite 2900

Seattle, WA 98104

Attention:  Gary J. Kocher, Esq.

Facsimile:  (206) 370-6105

All notices, requests, consents and other communications hereunder shall be deemed to have been given (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above; (ii) if by telecopy or facsimile transmission, on the day that receipt thereof has been acknowledged by electronic confirmation or otherwise; (iii) if sent by overnight courier for next-business day delivery, on the next business day following the day such notice is delivered to the courier service; or (iv) if sent by registered mail, on the 5th business day following the day of mailing.

SECTION 6.2  Entire Agreement.  This Agreement, including exhibits or other documents referred to herein or that specifically indicate that they were delivered to the Purchaser in connection with this Agreement, together with the instrument evidencing the Warrants, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof (other than the non-disclosure and confidentiality agreements, if any, between the Company and any Purchaser signed in anticipation of an equity financing by the Company).  No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

SECTION 6.3  Amendments.  The terms and provisions of the Agreement may be modified, amended or waived, or consent for the departure from such terms and provisions may be granted, only by written consent of the Company and by Purchasers holding or otherwise entitled to acquire at least two-thirds of the Registrable Securities issued or issuable at the time of such action, except that no such modification, amendment, waiver or departure shall be effective if its purpose or dominant effect is to disadvantage a non-consenting Purchaser.  Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

SECTION 6.4  Assignment.  Prior to the Second Closing, upon written notice to the Company, Sprott may transfer all of its rights and obligations hereunder to any affiliate of Sprott.  Without limiting the foregoing, any Purchaser may transfer its rights and obligations hereunder to any third party, provided that any such transferee agrees in writing to assume all of the obligations and liabilities of its transferor hereunder and agrees itself to be bound hereby all in accordance with and pursuant to a duly executed written instrument in form reasonably satisfactory to the Company.

SECTION 6.5  Benefit.  All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto.  Except with respect to the indemnify obligations, nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

SECTION 6.6  Governing Law.  This Agreement and the rights and obligations of the partied hereunder shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed entirely within the State of New York, without giving effect to the conflict of law principles thereof.

SECTION 6.7  Severability.  In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect.  In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

SECTION 6.8  Headings and Captions.  The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or constructions of any of the terms or provisions hereof.

SECTION 6.9  No Waiver of Rights, Powers and Remedies.  No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party.  No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from other or further exercise thereof or the exercise of any other right, power or remedy hereunder.  The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies.  No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

SECTION 6.10  Fees and Expenses.  At the Second Closing, the Company will pay to Sprott a $1,500,000 fee in connection with the transactions contemplated hereby.  Except as set forth in the foregoing sentence, each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

SECTION 6.11  Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one agreement.

SECTION 6.12  Further Assurances.  In case at any time after either Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the Company and the Purchaser will take such further action as the other party may reasonably request, all at the sole cost and expense of the requesting party.

SECTION 6.13  Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder.  The decision of each Purchaser to purchase Securities pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser.  Nothing contained in this Agreement, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.  Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Securities or enforcing its rights under this Agreement.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

[Signature page follows]

IN WITNESS WHEREOF, the Company and the Purchasers have executed this Securities Purchase Agreement as of the day and year first above written.

IDAHO GENERAL MINES, INC.

By:	/s/ Bruce D. Hansen
Name: Bruce D. Hansen
Title: CEO

[Signature Page to Securities Purchase Agreement]

PURCHASER:

Purchaser Name: CCM Master Qualified Fund, Ltd.

By:	/s/ Clint D. Coghill
Name: Clint D. Coghill
Title: Director

Address:

Facsimile:

[Signature Page to Securities Purchase Agreement]

PURCHASER:

Citadel Equity Fund Ltd.
By: Citadel Limited Partnership
By: Citadel Investment Group, L.L.C.

By:	/s/ Matthew Hinerfeld
Name: Matthew Hinerfeld
Title: Managing Director & Deputy General Counsel

Address:

c/o Citadel Limited Partnership

131 S. Dearborn Street

Chicago, IL 60603

Attn: General Counsel

Facsimile: 312-977-0280

[Signature Page to Securities Purchase Agreement]

PURCHASER:

Purchaser Name: HCM Energy Holdings, LLC

By:	/s/ Peter H. Huizenga
Name: Peter H. Huizenga
Title: Manager

Address:

2215 York Road Suite 500

Oak Brook, IL 60523

Facsimile:

630-990-2110

[Signature Page to Securities Purchase Agreement]

PURCHASER:

Purchaser Name: Sprott Asset Management Inc.

By:	/s/ Kirstin McTaggard
Name: Kirstin McTaggard
Title: Chief Compliance Officer

Address:

200 Bay St, Suite 2700, PO Box 27

Toronto, ON M5J 251

Facsimile:

[Signature Page to Securities Purchase Agreement]

EXHIBIT A

Purchaser	Purchase Amount	Units/Shares	Shares Issuable Upon Exercise of Warrants
Sprott Asset Management Inc.	$11,000,000	3,235,294	1,617,647

CCM Master Qualified Fund, Ltd.	$6,788,952	1,996,751	998,375

Citadel Equity Fund Ltd	$4,211,048	1,238,544	619,273

HCM Energy Holdings, LLC	$3,000,000	882,353	441,176

Total	$25,000,000	7,352,941	3,676,471

A-1

EXHIBIT B

SHAREHOLDER INFORMATION REQUEST

Re:                             Registration of Idaho General Mines, Inc. Common Stock

Ladies and Gentlemen:

The undersigned (the “Selling Shareholder”) represents and warrants that the following information and statements are correct and complete as of the date hereof, that Idaho General Mines, Inc. (the “Company”) may rely on such information, and that the information may be included in a Registration Statement on Form S-3 (or such other form as may be available to the Company to effect the registration hereby, such registration statement and the prospectus included therein being referred to as the “S-3”) to be filed by the Company with the Securities and Exchange Commission (the “SEC”) with respect to the following securities (the “Registrable Securities”) issued pursuant to the Securities Purchase Agreement executed by the undersigned (or the original holder of such Registrable Securities): (i) shares of the Company’s common stock, and/or (ii) shares of the Company’s common stock issuable pursuant to warrants held by the undersigned.

1.                                      General.  Full legal name of Selling Shareholder:

2.                                      Residency. The undersigned is a resident of the State of                                             .

3.                                      Securities Owned.  The undersigned Selling Shareholder is the beneficial owner (see below for definition) of the following securities of the Company (please list type of security and amount):

Explain below any additional disclosure that would be required in the S-3 under the rules and regulations of the SEC in connection with the disclosure of the beneficial ownership of the securities listed above.

Definition:  The term “beneficial owner” describes any direct or indirect interest in securities that entitles you to any of the rights or benefits of ownership, whether or not you are not the holder or owner of record.  For example, you are the beneficial owner of securities held for you by custodians, brokers, nominees, pledgees, and certain trustees, corporations and partnerships.  This definition is not intended to be exhaustive.  You should refer to Rule 13(d)(3) under the Securities Exchange Act of 1934, as amended, for a complete definition.

4.                                      Initial Securities to be Registered.  The undersigned Selling Shareholder is the beneficial owner (see below for definition) of the following Registrable Securities (please list type of security and amount):

The undersigned consents to having all of the Registrable Securities listed above as “offered” in the prospectus.  (Please indicate below if you wish to include a different number of shares).

5.                                      Material Relationships.  The undersigned has not held any position or office or had any other material relationship with the Company or any of its affiliates during the past three years except as disclosed below or on an attached sheet:

6.                                      Broker-Dealer Affiliations.

(a)           Is the undersigned a registered broker-dealer?    Yes                                      No

*Note: If the answer above is “yes”, SEC rules require that the undersigned be identified as an underwriter in the S-3 unless the Registrable Securities that are registered on your behalf compensated you for investment banking services.

(b)           Is the undersigned an affiliate of a registered broker-dealer?   Yes                               No

If yes, please identify the registered broker-dealer with whom the undersigned is affiliated:

If yes, please additionally indicate whether the undersigned purchased the Registrable Securities in the ordinary course of business and that at the time of purchase of such securities, the undersigned had no agreements or understanding, directly or indirectly, with any party to distribute the Registrable Securities:

Yes                                              No

*Note: If the answer above is “no”, then SEC rules require that the undersigned be identified as an underwriter in the S-3.

7.                                      Prospectus Delivery Requirement/Plan of Distribution.  The undersigned agrees to cause a copy of a current prospectus that is part of the Registration Statement to be delivered to the purchaser, donee, or other transferee of any the Registrable Securities sold, gifted or otherwise distributed pursuant to the S-3 as required by the applicable prospectus delivery requirements of the Securities Act of 1933.  The undersigned understands that the Company will provide, at its expense, copies of the prospectus upon request.  The undersigned further agrees to effect any transfer of the Registrable Securities pursuant to the Plan of Distribution set forth in the prospectus that is part of the Registration Statement.  For your convenience, we are attaching the expected Plan of Distribution to this letter as Exhibit A.

8.                                      Updates.  The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur after the date hereof at any time before the filing of the S-3 or while the S-3 is effective pursuant to the procedure for giving notice in the undersigned’s Securities Purchase Agreement with the Company with respect to the Registrable Securities.  If the undersigned transfers all or any portion of the Registrable Securities included or to be included in the S-3 after the date hereof, the undersigned agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Notice and Questionnaire.

9.                                      Indemnification Agreement.  The undersigned confirms his, her, or its obligation to indemnify the Company, its officers and directors, each underwriter and selling broker, if any, and each person who controls the Company, against liability (including liability under the Securities Act of 1933 and the Securities Exchange Act of 1934) arising by reason of any statement contained in the S-3 that such Selling Shareholder has provided in writing herein explicitly for use in the S-3 being false or misleading or omitting to state a material fact necessary to be stated in order that such statements in the S-3, in the circumstances in which they are made, not be misleading; provided, however, that any such obligation to provide indemnity shall not exceed the proceeds received by the undersigned from the sale of the Registrable Securities under the S-3.  The undersigned also understands the Company’s obligation to indemnify the undersigned as set forth in the Securities Purchase Agreement relating to the Registrable Securities.

The undersigned hereby represents and warrants to the Company that the information contained herein, and any updated or additional information provided to the Company in connection herewith, is complete and accurate as of the date hereof and may be relied upon by the Company, and consents to the disclosure thereof in the S-3 and any related prospectus.

[Signature page follows]

SIGNATURE PAGE      SHAREHOLDER INFORMATION REQUEST

Print Name of Selling Shareholder (If signing for an entity please print the entity’s name)	Signature of Selling Shareholder

Print Name of Spouse (if securities are held in joint name or are community property)	Signature of Spouse (if securities are held in joint name or are community property)
Date:

Return to:

Idaho General Mines, Inc.

c/o Kirkpatrick & Lockhart Preston Gates Ellis LLP

925 Fourth Avenue

Suite 2900

Seattle, WA 98104

Attn:  Teresa Sumearll

Tel: (206) 623-7580

EXHIBIT A

TO

SHAREHOLDER INFORMATION REQUEST

PLAN OF DISTRIBUTION

The selling shareholders and their successors, which includes their donees, pledges, transferees and successors-in-interest, may sell the shares of common stock offered by this prospectus from time to time in one or more transactions. We will not receive any proceeds from the sale of the shares by the selling shareholders. The selling shareholders may sell the shares at fixed prices that may change, market prices at the time of sale, prices related to market prices at the time of sale, or negotiated prices.  The selling shareholders may sell the shares in one or more transactions:

•                  in the over-the-counter market;

•                  on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of the sale;

•                  in privately negotiated transactions;

•                  through the writing of options (including the issuance by the selling shareholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

•                  through the settlement of short sales; or

•                  through any combination of the foregoing.

The selling shareholders may sell the shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or the purchasers of the securities.  These discounts, concessions or commissions may be in excess of those customary in the types of transactions involved. Any broker-dealer may act as a broker-dealer on behalf of a selling shareholder in connection with the offering of the shares.

There can be no assurance that any selling shareholder will sell any or all of the securities pursuant to this prospectus. Further, we cannot assure you that any such selling shareholder will not transfer, devise or gift the securities by other means not described in this prospectus. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus. The securities may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any profits on the sale of the securities by selling shareholders and any discounts or commissions received by any such broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of the Securities Act will be subject to prospectus delivery requirements of the Securities Act. If the selling shareholders were deemed to be underwriters, the selling shareholders may be subject to certain statutory liabilities of the Securities Act and the Exchange Act. If the securities are sold through underwriters, broker-dealers or agents, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions.

In connection with the sales of the securities, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions that in turn may engage in short sales of the securities in the course of hedging their positions, sell the securities short and deliver the securities to close out short positions, loan or pledge securities to broker-dealers or other financial institutions that in turn may sell the securities, enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the securities, which the broker-dealer or other financial institution may resell pursuant to the prospectus, or enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

The selling shareholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the selling shareholders or borrowed from the selling shareholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling shareholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment.

The selling security shareholders and any other person participating in the sale of securities will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed. This may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

To our knowledge, there are currently no plans, arrangements or understandings between any selling shareholders and any underwriter, broker-dealer or agent regarding the sale of the securities by the selling shareholders.

Subject to limited exceptions, we have agreed to bear all expenses in connection with the registration and sale of the shares being offered by the selling shareholders.  We and the selling shareholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.